                                                                                                                             Exhibit 99.2

Sonesta International Hotels Corporation
116 Huntington Avenue, Floor 9
Boston, MA 02116

FOR IMMEDIATE RELEASE

Sonesta International Hotels Corporation Announces Filing of Supplement to Proxy Statement, Settlement of Litigation Related to Proposed Merger and Adjournment of Meeting Date

Boston, Massachusetts (December 19, 2011) – Sonesta International Hotels Corporation (NASDAQ GLOBAL: SNSTA) (“Sonesta”), announced today that it has filed a supplement to its definitive proxy materials relating to the previously announced proposed merger of Sonesta with a subsidiary of Sonesta Acquisition Corp. (f/k/a Property Acquisition Corp.), an affiliate of Hospitality Properties Trust (NYSE: HPT) pursuant to an Agreement and Plan of Merger, dated as of November 2, 2011.  The proxy supplement has been filed in connection with the settlement of class action litigation relating to the proposed merger.

As described in Sonesta’s definitive proxy materials (as previously supplemented), two putative class action lawsuits were brought against Sonesta, each member of Sonesta's Board of Directors, Hospitality Properties Trust, Sonesta Acquisition Corp. and Pac Merger Corp., challenging the proposed merger, in the New York Supreme Court, New York County, Commercial Division on behalf of Sonesta’s stockholders. On December 17, 2011, counsel for the parties entered into a memorandum of understanding, in which they agreed on the terms of a settlement of the stockholder litigation. The proposed settlement is conditioned upon, among other things, consummation of the merger and final approval of the proposed settlement by the court. Pursuant to the terms of the memorandum of understanding, Sonesta has agreed to make certain supplemental disclosures related to the merger, which are contained in the proxy supplement filed today.  The settlement will not affect the amount of the merger consideration that Sonesta’s stockholders are entitled to receive in the merger.

The proxy supplement is available through the Securities and Exchange Commission's website at www.sec.gov. Stockholders are urged to read carefully the proxy statement and the supplement filed today.

In order to provide Sonesta’s stockholders with sufficient time to review the proxy supplement filed today, Sonesta is announcing that it intends to convene the special meeting of stockholders as originally scheduled at 9:00 a.m., local time, on Wednesday, December 28, 2011 and promptly adjourn the meeting without a vote on the merger.  The special meeting of stockholders will be reconvened at 9:00 a.m., local time, on Friday, December 30, 2011 and will be held at Sonesta’s corporate offices at 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116.  The board of directors has recommended that Sonesta stockholders vote “FOR” the proposal to adopt the merger agreement.  Sonesta stockholders who have questions about the merger proposal or who need help voting their shares should contact Sonesta’s proxy solicitation agent, Phoenix Advisory Services toll-free at (877) 478-5038.

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About Sonesta

Based in Boston, Sonesta International Hotels Corporation owns, operates and franchises upscale and upper upscale hotels, resorts and cruise ships in North America, South America, the Caribbean and the Middle East. There are presently 33 “Sonesta”-flagged properties in Boston, Miami, New Orleans, Chile (3), Colombia (4), Ecuador, Peru (7), Sint Maarten (2), and Egypt (13).

Additional Information and Where to Find It

Sonesta has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger described above. The definitive proxy statement has been sent to the stockholders of Sonesta. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Sonesta with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting Phoenix Advisory Services toll-free at (877) 478-5038.

Sonesta and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Sonesta in connection with the merger. Information about those executive officers and directors of Sonesta and their ownership of Sonesta’s common stock is set forth in the proxy statement on Schedule 14A for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Sonesta with the SEC on November 22, 2011.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the solicitation of proxies to adopt the merger agreement, the consummation of the merger, the filing of documents and information with the SEC, other future or anticipated matters regarding the transactions discussed in this release and the timing of such matters. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in Sonesta’s press releases and public periodic filings with the SEC including Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC. Many of the factors that will determine Sonesta’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Sonesta is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Sonesta International Hotels Corporation
Boy van Riel, Vice President and Treasurer (617-421-5444)